UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2021

Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56254	NA
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

19 Quail Run Circle, Suite B

Salinas, California 93907

(Address of principal executive offices)

(831) 998-8214

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 regarding the Private Placement is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On August 30, 2021, Lowell Farms Inc. (the “Company”) completed a US $18 million non-brokered private placement of common equity (the “Private Placement”).

Pursuant to the Private Placement, the Company sold 18 million units of the Company (the “Units”) for a purchase price of US $1.00 per Unit or aggregate gross proceeds of US $18.0 million. Each Unit is comprised of one subordinate voting share of the Company (a “Share”) and one‐half of one Share purchase warrant of the Company (each full Share purchase warrant, a “Warrant”). Each Warrant is exercisable to acquire one subordinate voting share of the Company (a “Warrant Share”) at any time until August 30, 2024, at an exercise price of US $1.40 per Warrant Share, subject to adjustment in certain circumstances. The Company entered into subscription agreements and warrants with the participating investors.

Proceeds from the Private Placement are contemplated to be used for working capital purposes, automation investments, and expansion into new markets.

Certain officers and directors of the Company purchased an aggregate of 2,900,000 Units pursuant to the Private Placement on the same terms as the other participants in the Private Placement. Participation by such insiders of the Company in the Private Placement was considered a "related party transaction" under relevant U.S. and Canadian securities laws and was approved by the disinterested directors of the Company.

The Units, their components and underlying securities were offered and will be issued in reliance upon Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not requiring registration under Section 5 of the Securities Act. Each investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Pursuant to the terms of the subscription agreements, the Company has agreed to register the Shares included in the Units and the Warrant Shares issuable upon exercise of the Warrants for resale within 75 days of the closing date.

The foregoing summaries of the terms of the subscription agreements and warrants does not purport to be complete and are qualified in their entirety by reference to the complete text of the form of subscription agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and to the complete text of the form of warrant, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

Number	Exhibit

10.1	Form of Subscription Agreement

10.2	Form of Warrant

99.1	Press Release dated as of August 31, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021	Lowell Farms Inc.

	By:	/s/ Brian Shure
Name: Brian Shure
Title: Chief Financial Officer

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